UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2019

BIG LOTS, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8897	06-1119097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4900 E. Dublin-Granville Road, Columbus, Ohio 43081
(Address of principal executive offices) (Zip Code)

(614) 278-6800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common shares	BIG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2019, Big Lots, Inc. (“we,” “us,” “our,” or “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) announcing, among other items, that Timothy A. Johnson, the Company’s Executive Vice President, Chief Administrative Officer and Chief Financial Officer, would step down from that role on August 4, 2019 and thereafter would serve in an advisory capacity through September 2, 2019 to provide the opportunity for a smooth transition for the business. The Company is filing this Current Report on Form 8-K/A for the sole purpose of announcing that on August 2, 2019, Mr. Johnson and the Company mutually agreed to extend Mr. Johnson’s advisory role through September 30, 2019. As previously announced, Mr. Johnson resigned from the position of Executive Vice President, Chief Administrative Officer and Chief Financial Officer as of August 4, 2019, and Jonathan E. Ramsden joined the Company as Executive Vice President, Chief Financial and Administrative Officer on August 5, 2019. Except as set forth herein, no modifications have been made to the information contained in the Original Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG LOTS, INC.

Date: August 6, 2019	By:	/s/ Ronald A. Robins, Jr.
Ronald A. Robins, Jr.
Senior Vice President, General Counsel
and Corporate Secretary